EXHIBIT 99.2

EQUUS SUBSIDIARY MORGAN E&P PROVIDES UPDATE ON RESERVES

CERTIFIED PROVEN RESERVE PV10 VALUE UP 135%

HOUSTON, TX, February 14, 2024 (GLOBE NEWSWIRE) -- Equus Total Return, Inc. (NYSE: EQS) ("Equus") today announced that its wholly-owned subsidiary Morgan E&P, LLC ("Morgan"), has received from Cawley, Gillespie & Associates, Inc. (“CG&A”) an updated reserve estimate as of January 1, 2024.

Morgan continues to acquire mineral rights in the Bakken/Three Forks formation in the Williston Basin of North Dakota, and on December 18, 2023, announced an increase in its acreage in this area from 4,747.52 net acres to 5,976.84 net acres, an increase of 1,229.32 net acres, or approximately 25.9%.

Morgan engaged the petroleum engineering firm of CG&A to review and provide an updated reserve analysis of this asset using the December 29, 2023 NYMEX strip pricing.

Using a discount rate of 10% (PV10 Valuation) the values of proved, probable, and possible reserves associated with the project are $31,986,856, $13,898,074, and $62,025,104, respectively.

The most notable change in the reserve report is the conversion of possible reserves into proved developed producing (“PDP”) reserves of $27,359,924, resulting from the successful completion of the two previously announced wells, the Baranko 1-28H and the Obrigewitch 1-33H. Morgan drilled both wells into their target zones of the Middle Bakken with the Baranko achieving a total depth of 19,920 feet and the Obrigewitch achieving a total depth of 21,356 feet. The wells were completed with 60-stage fracture stimulations. Both wells are currently in flowback.

Using a discount rate of 10% (PV10 Valuation) the value of proved reserves increased 135% from the previously announced $13,575,442 million of proved undeveloped (“PUD”) reserves to $31,986,856 million, of which $27,359,924 million is PDP and $4,626,930 million is PUD.

CG&A continues to confirm forty-six (46) gross drilling locations, in addition to the two wells already drilled. They have increased Morgan’s net drilling locations from fifteen (15) to eighteen (18). As additional net acreage and working interests are acquired, the resulting number of net drilling locations is expected to increase accordingly. Neither CG&A nor Morgan can guarantee any amounts that may be recoverable from these properties. Based on a historical analysis of the geologic strata that are the subject of Morgan’s development rights CG&A has noted the estimated ultimate recovery (“EUR”) from a single well is expected to be approximately 814,000 barrels of oil equivalent.

About Morgan E&P, LLC

Morgan E&P, LLC (www.morganep.com) is an upstream exploration and production company focused on the development of oil and gas assets throughout North America. Morgan is a wholly-owned subsidiary of Equus.

About Equus

Equus Total Return, Inc. is a business development company that trades as a closed-end fund on the New York Stock Exchange under the symbol "EQS". Additional information on the Company may be obtained from the Company's website at www.equuscap.com.

Forward-Looking Statements

The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that a company anticipates as of a given date to be economically and legally producible and deliverable by application of development projects to known accumulations. We use certain terms in this press release, such as EUR (estimated ultimate recovery) and total resource potential, that the SEC's rules strictly prohibit us from including in filings with the SEC. These measures are by their nature more speculative than estimates of reserves prepared in accordance with SEC definitions and guidelines and accordingly are less certain. We also note that the SEC strictly prohibits us from aggregating proved, probable and possible reserves in filings with the SEC due to the different levels of certainty associated with each reserve category. In addition, PV-10 is a non-GAAP financial measure, which differs from the GAAP financial measure of "Standardized Measure" because PV-10 does not include the effects of income taxes on future income. The income taxes related to the acquired properties are unknown at this time and are subject to many variables. As such, the Company has not provided the Standardized Measure of the acquired properties or a reconciliation of PV-10 to Standardized Measure.

While the Company believes its assumptions concerning future events are reasonable, a number of factors could cause actual results to differ materially from those expected, including, but not limited to: the risk that the assets acquired by Morgan do not perform consistent with our expectations, including with respect to future production or drilling inventory; conditions in the oil and gas industry, including supply/demand levels for crude oil and condensate, NGLs and natural gas and the resulting impact on price; changes in expected reserve or production levels; changes in political or economic conditions in the U.S., including interest rates, inflation rates and global and domestic market conditions; actions taken by the members of the Organization of the Petroleum Exporting Countries (OPEC) and Russia affecting the production and pricing of crude oil and other global and domestic political, economic or diplomatic developments, capital available for exploration and development; voluntary or involuntary curtailments, delays or cancellations of certain drilling activities; well production timing; liabilities or corrective actions resulting from litigation, other proceedings and investigations or alleged violations of law or permits; drilling and operating risks, lack of, or disruption in, access to storage capacity, pipelines or other transportation methods; availability of drilling rigs, materials and labor, including the costs associated therewith; difficulty in obtaining necessary approvals and permits, the availability, cost, terms and timing of issuance or execution of, competition for, and challenges to, mineral licenses and leases and governmental and other permits and rights-of-way, and our ability to retain mineral licenses and leases; non-performance by third parties of contractual or legal obligations; hazards such as weather conditions, a health pandemic (including COVID-19), acts of war or terrorist acts and the government or military response thereto, security threats, including cybersecurity threats and disruptions to our business and operations from breaches of our information technology systems, or breaches of the information technology systems, facilities and infrastructure of third parties with which we transact business, changes in safety, health, environmental, tax and other regulations, requirements or initiatives, including initiatives addressing the impact of global climate change, air emissions, or water management; impacts of the Inflation Reduction Act of 2022, and other geological, operating and economic considerations.

This press release may contain certain forward-looking statements regarding future circumstances, including statements or assumptions about actual or potential production, hydrocarbon reserves, recovery rates and amounts, drilling locations, capital expenditures, or operating results. These forward-looking statements are based upon the Company's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements including, in particular, the performance of the Company, including our ability to achieve our expected financial and business objectives, changes in crude oil and natural gas prices, the pace of drilling and completion activity on properties or acreage rights owned by Morgan or other of the Company's subsidiaries, infrastructure constraints and related factors affecting such properties, cost inflation or supply chain disruptions, ongoing legal disputes, the Company's ability to acquire, whether through Morgan or other of the Company's subsidiaries, additional development opportunities, changes in reserves estimates or the value thereof, general economic or industry conditions, nationally and/or in the communities in which the Company or its subsidiaries conduct business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, increasing attention to environmental, social and governance matters, Morgan's ability to acquire additional acreage and development rights (including the transactions described herein), and the other risks and uncertainties described in the Company's filings with the SEC. Actual results, events, and performance may differ. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Except as required by law, the Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statements are material.

Contact:
Patricia Baronowski
Pristine Advisers, LLC
(631) 756-2486